  SECURITIES ACT OF 1933 FILE NO:     (IF APPLICATION TO DETERMINE ELIGIBILITY
         OF TRUSTEE FOR DELAYED OFFERING PURSUANT TO SECTION 305(b)(2)
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM T-1
                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B) (2)_____

                             ---------------------

                       THE FIRST NATIONAL BANK OF BOSTON
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                   04-2472499
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

     100 FEDERAL STREET, BOSTON,
            MASSACHUSETTS                 02110
   (ADDRESS OF PRINCIPAL EXECUTIVE
               OFFICES)                 (ZIP CODE)

                  Gary A. Spiess, Cashier and General Counsel
   100 Federal Street, 24th Floor, Boston, Massachusetts 02110 (617) 434-2870

                            ------------------------

                             REEVES HOLDINGS, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

    DELAWARE                                              57-0994551
                                                                          (I.R.S. EMPLOYER
(STATE OR OTHER JURISDICTION OF                                           IDENTIFICATION
INCORPORATION OR ORGANIZATION)                                            NO.)
HIGHWAY 29 SOUTH                                                                29304
P.O. BOX 1898                                                                (ZIP CODE)
SPARTANBURG, SOUTH CAROLINA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                      SENIOR DISCOUNT DEBENTURES DUE 2006
                        (TITLE OF INDENTURE SECURITIES)

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- --------------------------------------------------------------------------------

1.  GENERAL INFORMATION.

    Furnish the following information as to the trustee:
    (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.
    Comptroller of the Currency of the United States, Washington D.C.
    Board of Governors of the Federal Reserve System, Washington, D.C.
    Federal Deposit Insurance Corporation, Washington, D.C.

    (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

    Trustee is authorized to exercise corporate trust powers.

2.  AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

    IF THE OBLIGOR OR ANY UNDERWRITER FOR THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

    None with respect to the Trustee.
    (See Notes on page 2)
    None with respect to Bank of Boston Corporation.

16. LIST OF EXHIBITS.

    LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

    1.  A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN EFFECT.

    A certified copy of the Articles of Association of the trustee is filed as Exhibit No. 1 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

    2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF ASSOCIATION.

    A copy of the certificate of T. McLean Griffin, Cashier of the trustee, dated February 3, 1978, as to corporate succession containing copies of the Certificate of the Comptroller of the Currency that The Massachusetts Bank, National Association, into which The First National Bank of Boston was merged effective January 4, 1971, is authorized to commence the business of banking as a national banking association, as well as a certificate as to such merger is filed as Exhibit No. 2 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

    3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2) ABOVE.

    A copy of a certificate of the Office of the Currency dated February 6, 1978 is filed as Exhibit No. 3 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

    4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

    A certified copy of the existing By-Laws of the trustee dated December 23,1993 is filed as Exhibit No. 4 to statement of eligibility and qualifications No. 22-25754 and is incorporated herein by reference thereto.

    5.  THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(B) OF THE ACT.

    The consent of the trustee required by Section 321(b) of the Act is annexed hereto and made a part hereof.

    6. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 6 and made a part hereof.

    In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

    The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                   SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, THE FIRST NATIONAL BANK OF BOSTON, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF BOSTON AND COMMONWEALTH OF MASSACHUSETTS, ON THE 28TH DAY OF MARCH, 1994.

                             THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE

                             BY JAMES E. MOGAVERO
                               JAMES E. MOGAVERO
                               SENIOR ACCOUNT MANAGER

                                   EXHIBIT 5
                               CONSENT OF TRUSTEE

    PURSUANT TO THE REQUIREMENTS OF SECTION 321(B) OF THE TRUST INDENTURE ACT OF 1939, IN CONNECTION WITH THE PROPOSED ISSUE OF REEVES HOLDINGS, INC. SENIOR DISCOUNT DEBENTURES DUE 2006, WE HEREBY CONSENT THAT REPORTS OF EXAMINATIONS BY FEDERAL, STATE, TERRITORIAL, OR DISTRICT AUTHORITIES MAY BE FURNISHED BY SUCH AUTHORITIES TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST THEREFOR.

                             THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE

                             BY JAMES E. MOGAVERO
                               JAMES E. MOGAVERO
                               SENIOR ACCOUNT MANAGER

                                   EXHIBIT 6
 CONSOLIDATED REPORT OF CONDITION, INCLUDING DOMESTIC AND FOREIGN SUBSIDIARIES,
                                       OF
                       THE FIRST NATIONAL BANK OF BOSTON

    In the Commonwealth of Massachusetts, at the close of business on December 31, 1993. Published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter number 200. Comptroller of the Currency Northeastern District.

                                     ASSETS

                                                                             DOLLAR
                                                                           AMOUNTS IN
                                                                            THOUSANDS
                                                                           -----------
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin.....................  $1,896,648
      Interest-bearing balances..........................................     989,983
Securities...............................................................   2,120,299
Federal funds sold and securities purchased under agreements to resell in domestic offices
 of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
  Federal funds sold.....................................................     786,594
  Securities purchased under agreements to resell........................           0
Loans and lease financing receivables:
  Loans and leases, net of unearned income.......$21,760,082
  LESS: Allowance for loan and lease losses..........488,235
  LESS: Allocated transfer risk reserve....................0
  Loans and leases, net of unearned income, allowance and reserve........  21,271,847
Assets held in trading accounts..........................................     303,841
Premises and fixed assets (including capitalized leases).................     317,599
Other real estate owned..................................................      42,600
Investments in unconsolidated subsidiaries and associated companies......     118,921
Customers' liability to this bank on acceptances outstanding.............     374,873
Intangible assets........................................................     307,582
Other assets.............................................................   1,020,881
                                                                           -----------
  TOTAL ASSETS...........................................................  $29,551,668
                                                                           -----------
                                                                           -----------

                                  LIABILITIES

Deposits:
  In domestic offices....................................................  $13,331,731
  Noninterest-bearing.............................$3,780,365
  Interest-bearing.................................9,551,366
In foreign offices, Edge and Agreement subsidiaries, and IBF's...........   7,295,863
  Noninterest-bearing................................525,888
  Interest-bearing.................................6,769,975
Federal funds purchased and securities sold under agreements to repurchase in domestic
 offices of the bank and of its Edge and Agreement subsidiaries, and in
 IBF's:
  Federal funds purchased................................................   1,302,034
  Securities sold under agreements to repurchase.........................     199,132
Demand notes issued to the U.S. Treasury.................................      48,780
Other borrowed money.....................................................   3,590,568
Mortgage indebtedness and obligations under capitalized leases...........      14,180
Bank's liability on acceptances executed and outstanding.................     375,153
Subordinated notes and debentures........................................     598,835
Other liabilities........................................................     723,480
                                                                           -----------
  TOTAL LIABILITIES......................................................  $27,479,757
                                                                           -----------
                                                                           -----------
LIMITED-LIFE PREFERRED STOCK AND EQUITY CAPITAL..........................           0

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus............................  $        0
Common stock.............................................................      75,200
Surplus..................................................................     893,227
Undivided profits and capital reserves...................................   1,076,870
LESS: Net unrealized loss on marketable equity securities................     (34,746 )
Cumulative foreign currency translation adjustments......................      (8,132 )
Total equity capital.....................................................   2,071,911
                                                                           -----------
  TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY............  $29,551,668
                                                                           -----------
                                                                           -----------

    I, Robert T. Jefferson, Comptroller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                       ROBERT T. JEFFERSON

                                                          FEBRUARY 9, 1994

    We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                         CHARLES G. GIFFORD
                                           IRA STEPANIAN
                                           PAUL C. O'BRIEN
                                                        DIRECTORS

                                                          FEBRUARY 9, 1994